UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2021

BGC Partners, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
499 Park Avenue, New York, NY 10022
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 610-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	BGCP	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed by BGC Partners, Inc. (“BGC”, the "Registrant" or the “Company”) with the Securities and Exchange Commission (the "SEC") on May 26, 2021, Tower Bridge (One) Limited (the “Seller”), an indirect subsidiary of BGC, and BGC (as the Seller guarantor) entered into an Agreement (the “Purchase Agreement”) with Ardonagh Specialty Holdings 2 Limited (the “Buyer”) and The Ardonagh Group Limited (as the Buyer guarantor). The Purchase Agreement provides that, at closing, the Buyer will purchase the entire issued share capital of each of Ed Broking Group Limited and Besso Insurance Group Limited (each wholly owned subsidiaries of the Seller), for a purchase price of $500 million, subject to working capital and certain other closing adjustments, in cash to be paid at closing (the “Insurance Business Disposition”). These entities represent BGC’s insurance brokerage business. On November 1, 2021, the Company successfully completed the Insurance Business Disposition and, after adjustment, received approximately $535 million in gross cash proceeds from the Buyer, subject to limited post-closing adjustments. In addition, unvested equity and other awards previously granted by BGC to employees of its insurance brokerage business were converted into the right to receive a cash payment from BGC; a significant portion of these awards was 50% vested and paid in cash at closing, with the remaining 50% vesting and to be paid in cash two years after closing. The remaining portion of these awards will have been 100% vested and paid in cash by two years after the closing. The payments after closing are only made if the applicable employee remains an employee of the insurance brokerage business. The Company expects to use the proceeds of the Insurance Business Disposition to continue repurchasing shares and/or units, and to accelerate Fenics growth.
BGC is filing this Current Report on Form 8-K to present certain unaudited pro forma financial information for 2021 and 2020 reflecting the Company’s closing of the Insurance Business Disposition on November 1, 2021.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference in response to this Item 2.01.

On November 1, 2021, the Company issued a press release regarding the completion of the Insurance Business Deposition. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference in response to this Item 2.01.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information.
The unaudited pro forma condensed consolidated financial information presented in accordance with the rules specified by Article 11 of Regulation S-X is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in response to this Item 9.01(b).

Unaudited pro forma condensed consolidated financial information, giving effect to the Insurance Business Disposition:
•Unaudited pro forma condensed consolidated statement of financial condition as of June 30, 2021.
•Unaudited pro forma condensed consolidated statement of operations for the six months ended June 30,
    2021.
•Unaudited pro forma condensed consolidated statement of operations for the year ended December 31,
    2020.
(d) Exhibits.
The exhibit index set forth below is incorporated herein by reference in response to this Item 9.01(d).

EXHIBIT INDEX

Exhibit No.		Description

2.1
Agreement for the Sale and Purchase of the Share Capital of Ed Broking Group Limited and Besso Insurance Group Limited, Dated May 26, 2021, by and Among Tower Bridge (One) Limited, Ardonagh Specialty Holdings 2 Limited, The Ardonagh Group Limited and BGC Partners, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant's Quarterly Report on Form 10-Q filed with the SEC on August 6, 2021).

99.1		Unaudited pro forma condensed consolidated financial information, giving effect to the Insurance Business Disposition:
	•	Unaudited pro forma condensed consolidated statement of financial condition as of June 30, 2021.
	•	Unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2021.
	•	Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2020.

99.2		BGC Partners, Inc. Press Release dated November 1, 2021.

104		The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC Partners, Inc.

Date: November 1, 2021	By:	/ s / HOWARD W. LUTNICK
	Name:	Howard W. Lutnick
	Title:	Chairman of the Board and Chief Executive Officer
Signature Page to Form 8-K, dated November 1, 2021, regarding the Company’s closing of and pro forma information with respect to the Insurance Business Disposition
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